UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2003

Commission file Number: 0-17321

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TOR MINERALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of corporation)	74-2081929 (I.R.S. Employer Identification No.)

722 Burleson
Corpus Christi, Texas 78402
(Address of principal executive offices and zip code)

(361) 883-5591
(Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

The Registrant files herewith the Exhibit listed in Item 7 below.

ITEM 7. EXHIBITS

The following exhibit is furnished in accordance with 601 of Regulation S-K: 99.1 Press Release.

EXHIBIT

TOR MINERALS INTERNATIONAL
ANNOUNCES NEW CHIEF FINANCIAL OFFICER

Corpus Christi, Texas October 15, 2003 -- TOR Minerals International (NASDAQ: TORM) announced today the appointment of Lawrence W. "Woody" Haas as Treasurer and Chief Financial Officer.

Mr. Haas, 48, was most recently the Vice President Finance of a multi-plant, publicly traded manufacturing company that was acquired by private investors. Prior to that, he held various managerial positions at Honeywell (Allied Signal) and Harris Corporation as well as the international audit firm of Deloitte Touche.

"Woody's experience in international, multi-facility corporations will play a key role in our future success as TOR Minerals is well positioned to significantly grow its worldwide manufacturing operations," said Mr. Richard Bowers, president and chief executive officer of TOR Minerals.

TOR Minerals is a producer of natural titanium dioxide pigment and specialty aluminas. The Company is headquartered in Corpus Christi, TX, and operates production facilities in Corpus Christi, The Netherlands and Malaysia.

Further Information Contact
Richard L. Bowers, President and CEO
361/883-5591 Ext. 47

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: October 22, 2003	RICHARD BOWERS
Richard Bowers President and CEO

Date: October 22, 2003	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO